Exhibit 99.1
SPX FLOW NARROWS STRATEGY ON GROWING ITS PREMIER PROCESS SOLUTIONS ENTERPRISE
Initiates Sale of Power and Energy Business to Unlock Underlying Value

●	Focusing Strategy on Process Solutions

	○	A $1.6 billion in annual revenue business comprising current Food and Beverage and Industrial reportable segments and Bran+Luebbe metering pump product line

	○	Leverage deep application knowledge, technical engineering and process expertise to expand customer base

	○	Concentrate sales in high quality process applications with recurring revenue streams

	○	Increase focus on serving attractive growth markets driven by mega trends

	○	Reduce cyclicality and de-risk portfolio by decreasing exposure to energy markets

	○	Create a more attractive organic growth, gross margin and ROIC profile

●	Tailoring Organizational Design to Deliver World-Class Customer Experience

	○	Dwight Gibson to lead one combined commercial team

	○	Leveraging “Pathway to Excellence” lean approach to increase speed, efficiency of customer fulfillment

	○	Increasing focus on innovative customer and market analytics to drive growth and new product development

●	Positioning for High Quality Revenue Growth and ROIC expansion

	○	Targeting mid-teens EBITDA margin and double-digit ROIC after elimination of stranded costs, lower corporate overhead and streamlined functional support

	○	Increasing focus on talent development, organic growth investments and disciplined acquisition growth

	○	Creating ample liquidity and flexibility to execute disciplined, ROIC-centered capital allocation

	○	Divestiture proceeds to target organic investments, further deleveraging and returns to shareholders

●	Initiating Divestiture of Power and Energy Business

	○	~$500 million in annual revenue

	○	Leading supplier of highly engineered, mission critical flow control pumps, valves and filtration technology

	○	José Larios to lead experienced management team with an average of 20+ years in the energy sector
CHARLOTTE, N.C., May 2, 2019 - SPX FLOW, Inc. (NYSE: FLOW), a leading provider of process solutions and flow control technologies, today announced plans to unlock shareholder value by focusing its growth strategy on building a premier process solutions enterprise on the foundation of its current Food and Beverage segment, Industrial segment and Bran+Luebbe metering pumps product line and divesting its Power and Energy business.
“Over the past few years we have made great progress on our journey to transform SPX FLOW into a high performing operating enterprise and I’m proud of our teams across the enterprise for their efforts on this front. We believe all our product lines offer great value to customers and have strong brand heritage recognized for quality engineering in mission critical applications. After a thorough strategic review of our product lines, core competencies and customer segments, we have determined that there are nuances in the value proposition to customers in highly specific process applications as compared to flow control applications. To best serve customers in both these areas, we have chosen to narrow our strategic focus on differentiated process technologies and to pursue a divestiture of our Power and Energy business,” said Marc Michael, President and Chief Executive Officer.
Michael continued, “Our Power and Energy business has more than 100 years of experience serving customers in energy and power markets and is well-recognized as a leading supplier of mission critical pumps, valves and filtration technology. However, we believe the business profile and end market exposure does not fit with our process solutions strategy. We are confident that pursuing a sale of Power and Energy is the best path to maximizing value for SPX FLOW’s shareholders and will provide a better opportunity for that business and its talented employees to achieve their full potential under a new owner.
“By divesting Power and Energy, we will reduce our exposure to cyclical energy markets and devote our full attention on building a premier process solutions enterprise with high quality, recurring revenue streams, mid-teens EBITDA margins and double-digit return on invested capital. This includes 2%-3% of margin expansion we expect to deliver by addressing stranded costs, reducing corporate overhead and streamlining functional support. We also intend to strengthen our balance sheet and provide ample financial flexibility to invest for growth and create value through disciplined, ROIC-centered capital allocation going forward.”
“As we execute this strategic transformation, we remain committed to fully supporting all customers and delivering on our operational improvement objectives. We thank our employees for their contributions and dedication as we work hard to position our enterprise for sustainable, long-term success,” concluded Michael.
Creating a Premier Process Solutions Enterprise
Process Solutions has annual revenue of approximately $1.6 billion and is comprised of the current Food and Beverage and Industrial reportable segments and the Bran+Luebbe metering pump product line.
Notable brands include APV, Waukesha-Cherry Burrell, Lightnin, Gerstenberg Schroeder, Seital, Bran+Luebbe, Hankinson, Power Team and Johnson Pump, among others. These brands are well recognized for technical expertise in process engineering and high-quality products and can be applied across applications in attractive, growth industries driven by mega trends such as population growth, urbanization, healthy eating, sustainability of resources and digitization. Today, these brands primarily serve the sanitary and industrial markets, with a concentration in food and beverage, chemical, pharmaceutical and general industrial markets.
Dwight Gibson, currently President of Food and Beverage, will take on a broader role in leading one combined commercial team with increased focus on utilizing innovative customer and market analytics to drive growth and new product development. He will work closely with Ty Jeffers, Vice President of Global Manufacturing and Supply Chain, to optimize and leverage the Company’s lean approach, “Pathway to Excellence”, and to modernize factories and create capacity for growth.
Gibson said, “Process expertise and technical engineering capability is at the core of our value proposition for customers in complex, highly regulated applications. In these applications, our process technology and components are integral to the specific product being created through our customers’ processes. This provides us great customer intimacy and positions us to be a lifecycle service partner to customers, working with them to maximize operating efficiency and up-time, while also meeting regulatory, sustainability and cost of ownership objectives.”
Gibson continued, “To further develop these differentiating skill sets, we will focus on talent development, deeper customer intimacy and speed of delivery to customers. We will focus growth investments on strengthening our core process solutions offerings and expanding into attractive adjacencies.”
Divesting the Power and Energy Business
The Power and Energy business is a global leader in mission critical severe duty pumps, valves, filtration products and aftermarket parts and services for energy and power customers. José Larios, President of the business, leads a strong management team with an average of more than 20 years of experience in the flow control and energy sector. The products included in the divesture process are well recognized by the brand names: M&J Valve, ClydeUnion Pumps, S&N Pumps, Copes-Vulcan, Dollinger, Plenty, Airpel and GD Engineering.
The SPX FLOW Board, with the assistance of independent financial and legal advisors, has initiated a process to divest the Company’s Power and Energy business, which has annual revenue of approximately $500 million. The Board has not set a timetable for the conclusion of this process nor has it made any decision related to any transaction at this time and there can be no assurance that the process will result in a transaction. The Company intends to provide comments and updates regarding the divestiture only when it determines that further disclosure is appropriate or required by law.
BNP Paribas is serving as financial advisor to SPX FLOW and Fried, Frank, Harris, Shriver & Jacobson LLP is serving as legal counsel.
Webcast and Conference Call
Separately today, SPX FLOW released its earnings results for the first quarter 2019. The Company’s earnings release can be found on the Company’s website at www.spxflow.com.

SPX FLOW will hold a conference call today, May 2, 2019 at 8:30 a.m. Eastern Time to discuss the first quarter 2019 results as well as the strategic plan announced this morning. The conference call will be available live and archived on the Company’s website at www.spxflow.com. A slide presentation including first quarter 2019 earnings results and further details of the strategic plan is available on the Company’s website.
Conference Call:
Dial in: 877-346-3961
From outside the United States: +1 262-558-6099
Conference ID: 4929619

A replay of the call will be available by telephone through Sunday, May 12.

To Listen to A Replay of the Call:
Dial in: 855-859-2056
From outside the United States: +1 404-537-3406
Conference ID: 4929619.
About SPX FLOW, Inc.:
Based in Charlotte, North Carolina, SPX FLOW, Inc. (NYSE: FLOW) innovates with customers to help feed and enhance the world by designing, delivering and servicing high value solutions at the heart of growing and sustaining our diverse communities. The Company's product offering is concentrated in rotating, actuating and hydraulic technologies, as well as turn-key systems, into the food and beverage, industrial and power and energy markets. SPX FLOW has approximately $2 billion in annual revenues with operations in more than 30 countries and sales in more than 150 countries. To learn more about SPX FLOW, please visit www.spxflow.com.
Forward-Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. The words “expect,” “plan,” “will,” “believe” and similar expressions identify forward-looking statements. These statements are only predictions. Actual events or results may differ materially because of market conditions or other factors, and forward-looking statements should not be relied upon as a prediction of actual results. These forward-looking statements are subject to numerous risks and uncertainties, including with respect to the timing and terms of any disposition and the identification, and successful completion and integration, of attractive growth investments. All the forward-looking statements in this press release are further qualified in their entirety by reference to the factors discussed under the heading “Risk Factors” in SPX FLOW’s most recent Form 10-K and in any other documents filed by SPX FLOW with the Securities and Exchange Commission that describe risks and factors that could cause actual results to differ materially from those projected in these forward-looking statements. These risk factors may not be exhaustive. Statements in this press release speak only as of the date of this press release, and SPX FLOW disclaims any responsibility to update or revise such statements.
Investor Contact:
Stewart Honeycutt, Investor Relations Manager
704-752-4472
investor@spxflow.com

Media Contact:
Barrett Brown, Communications Manager
704-752-4462
communications@spxflow.com

Nick Lamplough / Aaron Palash
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449